Exhibit 3.1

The Commonwealth of Massachusetts
Kevin H. White
Secretary of the Commonwealth
STATE HOUSE, BOSTON, MASS.

RESTATED ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles or organization.  The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114.  Make check payable to the Commonwealth of Massachusetts.

We, Martin Annis, President and John E. Rogerson, Clerk of American Science and Engineering, Inc., located at 11 Carleton Street, Cambridge do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on September 6, 1967, by vote of 15,143 shares of Common Stock out of 16,647 shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby.

1.             The name by which the corporation shall be known is:  American Science and Engineering, Inc.

2.             The purposes for which the corporation is formed are as follows:

See continuation page 2A.

NOTE:

Provisions for which the space provided under articles 2, 4, 5, and 6 is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each article where the provision is set out. Continuation sheets shall be on 8 ½” wide x 11” high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

Continuation Page 2A

2.             To acquire, hold, manage, buy and sell securities of other corporations and enterprises of every kind; to engage in research and furnish services in all fields, including without limitation, science and engineering, and to engage directly or indirectly in the development, manufacture, installation, purchase, sale or lease of machinery, appliances and devices of all kinds which may be needed to carry on such research or which may be developed or produced as a result thereof.

To design materials and equipment for use in education or otherwise, to prepare working prototypes and detailed drawings of such materials and equipment and to manufacture, install, purchase, sell, license the use of or lease such designs or equipment; to discover, invent or acquire processes, improvements, inventions, designs, patents, patent rights, and rights and licenses, trademarks, trade names, copyrights and trade secrets applicable to any of the foregoing, and to hold, use, sell, license the use of and otherwise deal in or dispose of the same; to acquire, hold, use and dispose of, buy and sell, and in commission or otherwise deal in personal property of whatever kind and wherever situated, and rights and interests therein, including the purchase of stock and securities of the corporation; to lend money, credit or security to, to guarantee or assume the obligations of, and to aid in any other manner, other concerns wherever or however organized, any obligation of which or any interest in which is held by this corporation, or in the affairs or prosperity of which this corporation has a lawful interest.

To lease, purchase, or otherwise acquire and to use, hold, sell, convey, lease, or otherwise dispose of, any real estate, but not to engage in a real estate business within the meaning of Section 7 of Chapter 156 of the General Laws.

In furtherance of and not in limitation of the foregoing purposes, this corporation shall have all the general powers conferred by the laws of the Commonwealth of Massachusetts and all powers necessary, desirable or incidental to carrying out its corporate powers including specifically the power to pledge or mortgage as security for borrowed money any property real or personal owned by the corporation.

3.             The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE

Preferred	100,000	None

Common	None	2,000,000	$0.66 2/3

*4.             If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See Continuation Pages 2B to 2J inclusive.

*5.             The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None

*6.             Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Pages 2K and 2L

*If there are no such provisions, state “None”.

Continuation Page 2B

4.             If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

There shall be two classes of stock, consisting of Common Stock of the par value of $0.66 2/3 per share and Preferred Stock without par value.

The Common Stock.

The 20,000 shares of Common Stock of $10.00 par value authorized before the adoption of these Restated Articles of Organization shall be changed to 300,000 shares of Common Stock of the par value of $0.66 2/3 per share and the number of authorized shares of Common Stock shall be increased by the adoption of these Restated Articles to 2,000,000 shares of Common Stock of par value of $0.66 2/3 per share as set forth in Article 3 above, and each share of the 20,000 shares of Common Stock of $10.00 par value which the Corporation was authorized to issue before the adoption of these Restated Articles of Organization, whether issued, unissued, or held in the treasury of the Corporation, shall be changed into and become 15 shares of the Common Stock of par value of $0.66 2/3.  The aggregate par value of the common shares of par value $0.66 2/3 per share becoming outstanding by virtue of such change shall be the same as the aggregate amount of the capital of the corporation represented by the outstanding common shares of the par value of $10.00 per share so changed.

Holders of shares of the Common Stock of $0.66 2/3 value shall be entitled to one vote for each share held on all questions on which shareholders are entitled to vote, and shall vote as a separate class on any matter as to which such class vote is required by the General Laws of Massachusetts or as to which such class vote may be specified in the designation of the voting rights of any series established under the class of Preferred Stock.

The No Par Preferred Stock.

(1)           Series of Preferred Stock.

The Board of Directors shall have authority to divide the No Par Preferred Stock into series, and to determine and fix the relative rights and preferences of the shares of any series to established prior to the issuance thereof, but only with respect to:

(a)           The rate of dividend;

(b)           The right of redemption and the price, terms and manner of redemption;

(c)           Special and relative rights on liquidation;

Continuation Page 2C

(d)           Sinking or purchase fund provisions;

(e)           Conversion rights, if the shares of any series are issued with the privilege of conversion;

(f)            Conditions under which the several series shall have separate voting rights or no voting rights.

Except as to the matters expressly set forth above in this Paragraph (1), all series of the No Par Preferred Stock of the corporation, whenever designated and issued, shall have the same preferences, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters.

All shares of any one series of No Par Preferred Stock hereinabove authorized shall be alike in every particular, and each series thereof shall be distinctly designated by letter or descriptive words or figures.

(2)           Dividends.

Before any dividends shall be paid or set apart for payment upon the Common Stock, the holders of No Par Preferred Stock shall be entitled to receive dividends at the rate per annum specified as to each series pursuant to Paragraph (1), payable quarterly upon such date as shall be specified as to each series by the Board of Directors out of the unreserved earned surplus of the corporation or out of any capital surplus legally available for the payment of such dividends, when and as declared by the Board of Directors.  Such dividends shall accrue on each share of No Par Preferred Stock from the first day of the dividend period following that in which such share is issued.  All dividends on No Par Preferred Stock shall be cumulative so that if the corporation shall not pay the quarterly dividend, or any part thereof, on the No Par Preferred Stock then issued and outstanding, such deficiency in the dividend on the No Par Preferred Stock shall thereafter be fully paid, but without interest, before any dividend shall be paid or set apart for payment on the Common Stock.

Any dividend paid upon the No Par Preferred Stock at a time when any accrued dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accrued dividend for the earliest period for which dividends are then delinquent, and shall be so designated to each shareholder to whom payment is made.

(3)           Voting Rights.

The holders of each series of No Par Preferred Stock shall be entitled to such number of votes per share on all questions on which shareholders are entitled to vote as specified pursuant to Paragraph

Continuation Page 2D

(1), with respect to that series of No Par Preferred Stock.  Holders of No Par Preferred Stock, or of any series thereof, shall also have such right to vote as a separate class as is provided by the General Laws of Massachusetts and as shall be specified pursuant to Paragraph (1).

So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the aggregate number of shares of Preferred Stock at the time outstanding, by an amendment to the Articles of Organization or by merger or consolidation or in any other manner,

(i)            authorize any class of stock ranking either as to payment of dividends or distribution of assets, prior to the Preferred Stock; or

(ii)           alter or change the preferences, special rights or powers given to the Preferred Stock so as to affect such class of stock adversely, but nothing herein contained shall require such a class vote or consent (1) in connection with any increase in the total number of authorized shares of Common Stock or Preferred Stock, (2) in connection with the authorization or increase of any class of stock ranking on a parity with the Preferred Stock, or (3) in connection with the fixing of any of the particulars of shares of other series of Preferred Stock that may be fixed by the Board of Directors; or

(iii)          purchase or redeem less than all the Preferred Stock at the time outstanding unless the full dividends to which all shares of the Preferred Stock of all series then outstanding shall then be entitled shall have been paid or declared and a sum sufficient for the payment thereof set apart;

provided, however, that no such vote or written consent of the holders of the Preferred Stock shall be required if, at or prior to the time when the issuance of any such prior stock is to be made or any such change is to take effect or when any such purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of Preferred Stock at the time outstanding.

(4)           Liquidation, Dissolution or Winding Up.

In case of voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of each series of No Par Preferred Stock shall be entitled to receive out of the assets of the corporation in money or money’s worth the amount specified pursuant to Paragraph (1) with respect to that series of No Par Preferred Stock, together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to holders of Common Stock.

Continuation Page 2E

(5)           Redemption.

The following general redemption provisions shall apply to each series of No Par Preferred Stock (hereinafter in this paragraph referred to as “Series”):  On or prior to the date fixed for redemption of a particular Series as specified in the notice of redemption for said Series, the Corporation shall deposit adequate funds for such redemption, in trust for the account of holders of the Series to be redeemed, with a bank having trust powers or a trust company in good standing and having capital, surplus and undivided profits aggregating at least One Million Dollars ($1,000,000), and if the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account shall have been stated in such notice of redemption, then from and after the mailing of such notice and the making of such deposit the shares of the Series called for redemption shall no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to the corporation shall forthwith cease and terminate except only the right of the holders of such shares (a) to transfer such shares prior to the date fixed for redemption, (b) to receive out of said deposit the redemption price of such shares together with accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and (c) if the shares of the Series were issued with the privilege of conversion into Common Stock, to convert such shares into shares of Common Stock at any time prior to the close of business on the fifth day preceding the redemption date for such shares upon surrender of the certificate or certificates representing the shares to be converted.

Any portion of the moneys so deposited by the corporation, in respect of shares of the Series converted into Common Stock, shall be repaid to the corporation upon its request.

Any moneys so deposited by the corporation which shall remain unclaimed by the holders of the Series called for redemption and not converted shall, at the end of six yeas after the date fixed for redemption, be paid to the corporation upon its request, after which repayment the holders of the shares so called for redemption shall no longer look to the said bank or trust company for the payment of the redemption price but shall look only to the corporation or to others, as may be, for the payment of any lawful claim for such moneys which holders of said shares may shall have.

(6)           Conversion Rights.

The following general conversion provisions shall apply to each Series of No Par Preferred Stock which is convertible into Common Stock (hereinafter, in this paragraph, referred to as “Series”):

Continuation Page 2F

(i)            All shares of Common Stock issued upon conversion shall be fully paid and non-assessable, and shall be free of all taxes, liens and charges with respect to the issue thereof except taxes payable by reason of issuance in a name other than that of the holder of the share or shares converted and except as otherwise provided by applicable provisions of the General Laws of Massachusetts.

(ii)           The number of shares of Common Stock issuable upon conversion of a particular Series at any time shall be the quotient obtained by dividing the aggregate conversion value, as herein provided, of the shares of that Series surrendered for conversion, by the conversion price per share of Common Stock then in effect for that Series as herein provided.  The corporation shall not be required, however, upon any such conversion, to issue any fractional share of Common Stock, but in lieu thereof the corporation may pay to the shareholder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share at the rate of the then market value per share of Common Stock, determined in such manner as the Board of Directors of the corporation may provide.

(iii)          The basic conversion price per share of Common Stock for a particular Series, as provided for herein under the detailed descriptions of the individual Series, shall be subject to adjustment as follows:

(a)           An increased conversion price per share of Common Stock shall become effective whenever the outstanding shares of Common Stock shall be combined into a smaller number of shares.  Such increased conversion price per share of Common Stock shall be computed as follows:  (1) Separately, for each Series, multiply the total number of shares of Common Stock outstanding immediately prior to the decrease in the number of such shares through such combination by the conversion price then in effect for each Series; (2) Divide each of the resulting products by the total number of shares of Common Stock outstanding immediately after such decrease in number of shares through such combination.  The quotients so obtained (taken to the nearest full cent) shall thereafter, until any further change is required under the provisions of this subparagraph (6) be respectively the conversion price per share of Common Stock for each Series.

(b)           A reduced conversion price per share of Common Stock shall become effective for any Series whenever the corporation shall issue in any manner any Common Stock (other than common stock (1) issued upon conversion of the presently authorized 100,000 shares of No Par Preferred Stock, and (2) issued pursuant to any employee stock option plan) in addition to the shares of Common Stock issued and outstanding as of the effective date of the amendment to the Articles of Organization which designated such Series, without receiving therefore a consideration per

Continuation Page 2G

share at least equal to the market value per share of the Common Stock of the corporation on the date of such issue, such market value to be determined in such manner as the Board of Directors may provide.  Such reduced conversion price per share of Common Stock shall be computed by multiplying the conversion price for each Series then in effect by a fraction, the numerator of which is the sum of (1) the market value per share of the Common Stock on the date of such issue multiplied by the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the total amount of the consideration, if any, received for the issuance of such additional shares of Common Stock, and the denominator of which is the market value per share of the Common Stock on the date of such issue multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.  The result so obtained (taken to the nearest full cent) shall thereafter, until any further change is required under the provisions of this subparagraph (6), be respectively the conversion prices per share of Common Stock for each Series.

(iv)          In the event that the corporation shall give notice of redemption of any shares of a particular Series, an adjusted conversion price shall be determined in respect only of the shares so called for redemption, in accordance with the provisions of clause (iii), except that for the purpose of such determination, Common Stock shall be deemed to have been issued in accordance with the terms of all options or rights to purchase shares of Common Stock or securities convertible into shares of Common Stock which may be outstanding immediately prior to the close of business on the final date for the conversion of the shares so called for redemption.  The conversion price so determined shall be stated in the notice of redemption and have no application to any shares other than the shares so called for redemption.

(v)           For the purpose of making the computations prescribed above, the following rules shall apply:

(a)           In determining the consideration received for the issuance of any additional shares of Common Stock, no deductions shall be made for the amounts of any commissions or other expenses paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance of such additional shares of Common Stock.

(b)           In case Common Stock shall be issued by way of stock dividend or in subdivision or reclassification of Common Stock outstanding prior to such issue, the excess of the number of shares of Common Stock outstanding immediately thereafter over the number of shares of Common

Continuation Page 2H

Stock outstanding immediately prior thereto (except such shares issued as stock dividends which shall not in the aggregate during any fiscal year of the corporation exceed 5% of the Common Stock outstanding at the beginning of such fiscal year)  shall be deemed to be additional shares, and the corporation shall be deemed to have received no consideration for the issuance thereof.

(c)           If the corporation issues any shares (other than shares of the presently authorized No Par Preferred Stock and options granted pursuant to any employee stock option plan) convertible into Common Stock, or any obligations so convertible, or any options or warrants to purchase or subscribe for any shares of Common Stock, and if any of such shares or obligations be converted into Common Stock or if any of such options or warrants be exercised and Common Stock be issued in connection with such exercise, the corporation shall be deemed to have received for the Common Stock issued upon such conversion or exercise an aggregate consideration equal to the consideration received by the corporation for the convertible shares or obligations so converted or for the options or warrants so exercised (before deducting any commissions or other expenses paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance of the convertible shares or obligations so converted or the options or warrants so exercised) plus, in the case of the issuance of Common Stock in connection with the exercise of options or warrants, the consideration received by the corporation for the issuance of Common Stock upon such exercise; provided, however, that adjustments of the conversion price by reason of the conversion of such shares or obligations or by reason of the exercise of such options or warrants need not be made upon each such conversion or exercise but may be made from time to time under such reasonable regulations as shall be provided by the Board of Directors but at least once in each month immediately following any calendar month during which any such conversion or exercise shall occur.

(d)           If the corporation shall issue any additional shares of Common Stock, or any shares (other than shares of the presently authorized No Par Preferred Stock and options granted pursuant to any employee stock option plan) convertible into Common Stock, or any obligations so convertible, or any options or warrants to purchase or subscribe for any shares of Common Stock, for a consideration other than cash, the amount of the consideration received therefor by the corporation shall be deemed to be the fair value of such consideration, which shall be determined by the Board of Directors at or before the time of issuance of such shares or obligations.

Continuation Page 2I

(vi)          If the corporation shall be consolidated with or merged into, or sell or dispose of all or substantially all of its property and assets, to any other corporation, proper provisions shall be made as part of the terms of such consolidation, merger or sale that the holder of any shares of a particular Series at the time outstanding shall thereafter be entitled to such conversion rights with respect to securities and other assets of the corporation resulting from such consolidation, merger or sale as shall be substantially equivalent to the conversion rights herein granted.

(vii)         Except as provided in clauses (iii) and (iv) of this subparagraph (6), the corporation shall not in any manner dilute, impair or change the conversion rights of any Series without making adequate provisions for an adjustment of the conversion rights of such Series.

(viii)        No adjustment with respect to dividends upon any Series or with respect to dividends upon Common Stock, shall be made in connection with any conversion.

(ix)           Whenever there is an issue of additional shares of Common Stock of the corporation requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a Series, the corporation shall file with its transfer agent or agents and at its principal office in Cambridge, Massachusetts, a statement signed by the President or a Vice-President and by the Treasurer or Assistant Treasurer of the corporation, describing specifically such issue of additional shares of Common Stock or such other event (and, in the case of a consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever there are issued by the corporation any options or rights to purchase shares of Common Stock or securities convertible into shares of Common Stock, the corporation shall also file in like manner a statement describing the same and the consideration receivable by the corporation there from.  The state so filed shall be open to inspection by any holder of record of shares of any Series.

(x)            The corporation shall at all times have authorized and shall at all times reserve and set aside a sufficient number of duly authorized shares of Common Stock for the conversion of all Stock of all Series then outstanding.  Upon or prior to the occurrence of any event which may give rise to a change in the conversion price per share of Common Stock, the corporation shall make adequate provision so that shares of Common Stock thereafter issued on conversion of shares of each Series shall be validly issued, fully paid and non-assessable; and the corporation shall make appropriate provisions

Continuation Page 2J

so that any issue of Common Stock or of any other class of shares of the corporation as a dividend on, or in subdivision or reclassification of, Common Stock, shall be made applicable to shares of Common Stock held for conversion of each Series at the time such shares of Common Stock shall be issued upon such conversion.

Dividend Preference.

All shares of No Par Preferred Stock shall rank equally and shall share ratably, in proportion to the rate of dividend fixed hereunder in respect to each such share, in all dividends paid or set aside for payment for any dividend period or part thereof upon any such shares.

Liquidation Preference.

In case of the voluntary or involuntary liquidation, dissolution, or winding up of the corporation if the assets of the corporation shall be insufficient to pay the holders of all the No par Preferred Stock then outstanding the entire amounts to which they may be entitled, the holders of each outstanding series of the No Par Preferred Stock shall share ratably in such assets In proportion to the respective liquidation prices.

2K

6.             Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

No Director or officer shall be disqualified by his office from dealing or contracting as vendor, purchaser or otherwise, whether in his individual capacity or through any other corporation, trust, association or firm in which he is interested as stockholder, director, trustee, partner or otherwise, with the corporation or any corporation, trust, association or firm in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any such dealing or contract be avoided, nor shall any Director or officer so dealing or contracting be liable to account for any profit or benefit realized through any such dealing or contract to the corporation or to any stockholder or creditor thereof because of the fiduciary relationship established by reason of his holding such Directorship or office.  Such Director or officer shall, however, disclose the nature of any such interest then existing, though not necessarily the details or extent thereof, to the Board of Directors before any action is taken by the Board authorizing such dealing or contract, or if any such interest shall later arise, within a reasonable time thereafter.  A general notice that a Director or officer is a Director, stockholder, officer, trustee or partner of, or otherwise interested in, any specified corporation, trust, association or firm and is to be regarded as interested in all transactions therewith shall be a sufficient disclosure under this paragraph.  No Director shall vote as a Director on any such dealing or contract, and if he does so vote his vote shall not be counted but shall not render such dealing or contract voidable, except that a Director may vote on any contract or agreement by the corporation to indemnify him, and except also that such prohibition against voting may at any time be suspended or relaxed by the stockholders at a meeting called for the purpose.

No stockholder shall be disqualified from dealing or contracting as vendor, purchaser or otherwise, either in his individual capacity or through any other corporation, trust, association or firm in which he is interested as stockholder, director, trustee, partner or otherwise, with

2L

the corporation or any corporation, trust, association or firm in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any stock such dealing or contract be avoided, nor shall any stockholder so dealing or contracting be liable to account for any profit or benefit realized through any such contract or dealing to the corporation or to any stockholder or creditor thereof by reason of such stockholder holding stock in the corporation to any amount, nor shall any fiduciary relationship be deemed to be established by such stockholding.

Meetings of the stockholders of the corporation may be held at any place within the United States.

*We further certify that the foregoing restate articles of organization affect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the foregoing articles 2, 3, 4, 5 and 6.

(*If there are no such amendments, state “None”.)

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 6th day of September in the year 1967.

/s/ Martin Annis
Martin Annis, President

/s/ John E. Rogerson
John E. Rogerson, Clerk

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B, Section 74)

I hereby approve the within restated articles of organization and, the filing fee in the amount of $2,050.00 having been paid, said articles are deemed to have been filed with me this 7th day of September, 1967.

/s/ Kevin H. White
Kevin H. White
Secretary of the Commonwealth State House, Boston, Mass.

The Commonwealth of Massachusetts
John F. X. Davoren
Secretary of the Commonwealth
STATE HOUSE, BOSTON, MASS.

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment.  The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114.  Make check payable to the Commonwealth of Massachusetts.

We, Martin Annis, President and John E. Rogerson, Clerk of American Science and Engineering, Inc., located at 955 Massachusetts Avenue, Cambridge, Massachusetts do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on March 20, 1973, by vote of 231,527 shares of common stock out of 414,445 shares outstanding, being at least a majority of each class outstanding and entitled to vote thereon.(1)

VOTED:                 To amend the company’s Articles of Organization to increase the authorized common stock to 3,000,000 shares, with a par value of $.66 2/3 a share, such amendment to be effective on March 28, 1973.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 20th day of March in the year 1973.

/s/ Martin Annis
Martin Annis, President

/s/ John E. Rogerson
John E. Rogerson, Clerk

(1)   For amendments adopted pursuant to Chapter 156B, Section 70.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $500.00 having been paid, said articles are deemed to have been filed with me this 28th day of March, 1973.

/s/ John F. X. Davoren
John F. X. Davoren
Secretary of the Commonwealth State House, Boston, Mass.

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:         John E. Rogerson
Hutchins & Wheeler
One Boston Place
Boston, Massachusetts 02108

The Commonwealth of Massachusetts
PAUL GUZZI
Secretary of the Commonwealth
STATE HOUSE, BOSTON, MASS.
02133

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment.  The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114.  Make check payable to the Commonwealth of Massachusetts.

We, Martin Annis, President and Sylvia J. Cox, Clerk of American Science and Engineering, Inc., located at 955 Massachusetts Avenue, Cambridge, do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on May 17, 1976, by vote of 1,307,887 shares of $.66 2/3 par value common stock out of 2,105,190 shares outstanding, being at least a majority of each class outstanding and entitled to vote thereon.(1)

VOTED:                 That the number of shares of common stock, par value $.66 2/3 per share, which the corporation is authorized to issue shall be increased from 3,000,000 to 8,000,000 shares.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 17th day of May in the year 1976.

/s/ Martin Annis
Martin Annis, President

/s/ Sylvia J. Cox
Sylvia J. Cox, Clerk

(1)   For amendments adopted pursuant to Chapter 156B, Section 70.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $2,500.00 having been paid, said articles are deemed to have been filed with me this 17h day of May, 1976.

/s/ Paul Guzzi
Paul Guzzi
Secretary of the Commonwealth
State House, Boston, Mass.

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Broude & Hochberg
75 Federal Street
Boston, Massachusetts 02110

The Commonwealth of Massachusetts
PAUL GUZZI
Secretary of the Commonwealth
STATE HOUSE, BOSTON, MASS.
02133

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment.  The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114.  Make check payable to the Commonwealth of Massachusetts.

We, Martin Annis, President and Sylvia J. Cox, Clerk of American Science and Engineering, Inc., located at 955 Massachusetts Avenue, Cambridge, Massachusetts, do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on September 28, 1976*, by vote of 1,714,414 shares of common stock out of 2,481,190 shares outstanding for Item 1, and 1,732,514 shares of common stock out of 2,481,190 shares outstanding for Item 2 being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.(1)

Item 1 - VOTED:                                                   To amend the Restated Articles of Organization adopted September 6, 1967, by striking the following clause from the sentence which appears as the third full paragraph on Continuation Page 2A of the said Articles:

“ .. . . but not to engage in a real estate business within the meaning of Section 7 of Chapter 156 of the General Laws.”

so that the said paragraph, as amended, shall read as follows:

“To lease, purchase or otherwise acquire and to use, hold, sell, convey, lease or otherwise dispose of any real estate”.

* as adjourned to October 19, 1976

(1) For amendments adopted pursuant to Chapter 156B, Section 70.

Item 2 — VOTED:                                          To amend the Restated Articles of Organization adopted September 6, 1967, by inserting as a separate paragraph at the end of Continuation Page 2L of said Articles as follows:

“The Corporation may be a partner or limited partner in any business enterprise which this Corporation would have the power to conduct itself.”

The foregoing amendments will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the votes adopting the amendments a later effective date not more than thirty days after such filing, in which event the amendments will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 21st day of October, in the year 1976.

/s/ Martin Annis
Martin Annis, President

/s/ Sylvia J. Cox
Sylvia J. Cox, Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $50.00 having been paid, said articles are deemed to have been filed with me this 29th day of October, 1976.

/s/ Paul Guzzi
Paul Guzzi
Secretary of the Commonwealth
State House, Boston, Mass.

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:	Broude & Hochberg
75 Federal Street
Boston, Massachusetts 02110

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Ralph S. Sheridan, President and Jeffrey A. Bernfeld, Clerk of American Science and Engineering, Inc. located at 829 Middlesex Turnpike, Billerica, MA 01821, certify that these Articles of Amendment affecting articles numbered 3 and 6 of the Articles of Organization were duly adopted at a meeting held on September 26, 1996, by vote of:

4,002,882 shares of Common Stock of 4,512,907 shares outstanding as to Amendment to Article 6

3,613,389 shares of Common Stock of 4,512,907 shares outstanding as to Amendment to Article 3

(1)being at least a majority of each type, class or series outstanding and entitled to vote thereon with respect to the Amendment to Article 3 or (2)being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby as to the Amendment to Article 6:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	8,000,000	$.66 2/3

Preferred:	100,000	Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	20,000,000	$.66 2/3

Preferred:	100,000	Preferred:

(1) For amendments adopted pursuant to Chapter 156B, Section 70.

(2) For amendments adopted pursuant to Chapter 156B, Section 71.

Article 6 is hereby amended by inserting at the beginning thereof the following:

Elimination of Directors’ Personal Liability.  No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 31st day of October, 1996.

/s/Ralph S. Sheridan
Ralph S. Sheridan, President

/s/ Jeffrey A. Bernfeld
Jeffrey A. Bernfeld, Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $12,100.00 having been paid, said articles are deemed to have been filed with me this 5h day of November, 1996.

Effective date:

/s/ William Francis Galvin
William Francis Galvin
Secretary of the Commonwealth.

TO BE FILLED IN BY CORPORATION
Photocopy of documents to be sent to:

Jeffrey A. Bernfeld, Esquire
American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA  01821

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: American Science and Engineering, Inc.

(2) Registered office address: 829 Middlesex Turnpike, Billerica, MA 01821

(3) These articles of amendment affect article(s): IV

(4) Date adopted: April 16, 2008

(5) Approved by:

☐ the incorporators.

☒ the board of directors without shareholder approval and shareholder approval was not required.

☐ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

That Article 4 of the Restated Articles of Organization be Amended to re-designate the Company’s Series A Preferred Stock as more particularly described on Exhibit A attached hereto and incorporated herein.

To change the number of shares and the par value, if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

Signed by:	/s/ William F. Grieco

☐ Chairman of the board of directors,

☐ President,

☒ Other officer,

☐ Court-appointed fiduciary,

on this 16th day of April, 2008.

EXHIBIT A

CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF PREFERRED STOCK

of

AMERICAN SCIENCE AND ENGINEERING, INC.

American Science and Engineering, Inc., a corporation organized and existing under and by virtue of the General Laws of the Commonwealth of Massachusetts (the “Corporation”) DOES HEREBY CERTIFY:

That pursuant to authority conferred upon and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Articles of Organization of the Corporation, as amended as of the date hereof (the “Articles of Organization”), the Board of Directors on April 16, 2008 adopted a resolution providing for the authorization of a series of Preferred Stock, $0.00 par value per share (the “Preferred Stock”) as follows:

RESOLVED:  That pursuant to the authority vested in the Board in accordance with the provisions of the Corporation’s Articles of Organization, as amended from time to time, the Certificate of Designation of the 1998 Series (the “1998 Series Designation”) attached hereto as Exhibit I, such 1998 Series Designation as adopted at a meeting of the directors of the Corporation held on April 9, 1998 and filed with the Secretary of the Commonwealth of Massachusetts on April 14, 1998, is hereby amended by and replaced with the Certificate of Designation of Series A Preferred Stock (the “Series A Designation”) attached hereto as Exhibit II.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Designation was executed on behalf of the Corporation by its Chief Financial Officer and Treasurer and attested by its General Counsel and Vice President on April 16, 2008.

		By:	/s/ Kenneth J. Galaznik
Name: Kenneth J. Galaznik
Title: Chief Financial Officer and Treasurer

Attest:

By:	/s/ William F. Grieco
Name: William F. Grieco
Title: Vice President and General Counsel

Exhibit I

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

CERTIFICATE OF VOTE OF DIRECTORS

ESTABLISHING A CLASS OR SERIES OF STOCK

(General Laws, Chapter 156B, Section 26)

We Ralph S. Sheridan, President

and Jeffrey A. Bernfeld, Clerk

of American Science and Engineering, Inc.

(Exact name of corporation)

located at:       829 Middlesex Turnpike, Billerica, MA 01820

(Street Address of corporation in Massachusetts)

do hereby certify that at a meeting of the directors of the corporation held on April 9, 1998, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences was duly adopted:

See Attachment A.

Note: Votes for which the space provided above is not sufficient should be provided on one side of separate 8 1/2 X 11 sheets of white paper, numbered 2A, 2B, etc. with a left margin of at least 1 inch.

ATTACHMENT A

VOTED: That pursuant to authority conferred upon and vested in the Board of Directors by the Restated Articles of Organization, as amended as of the date hereof (the “Articles of Organization”), of American Science and Engineering, Inc. (the “Corporation”), the Board of Directors hereby establishes and designates a series of Preferred Stock of the Corporation and hereby fixes and determines the preferences, voting powers, qualifications and special and relative rights of the shares of such series, in addition to those set forth in the Articles of Organization, as follows:

Section 1.               Designation and Amount.

The shares of such series shall be designated as “Series A Junior Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), and the number of shares initially constituting such series shall be Ten Thousand (10,000) provided, however, that if more than a total of Ten Thousand (10,000) shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Shareholder Rights Agreement dated as of April 17, 1998, between the Corporation and American Stock Transfer & Trust Co., as Rights Agent (the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to Section 26 of the Massachusetts Business Corporation Law, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of said law, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Organization then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

Section 2.               Dividends and Distributions.

(A)          (i) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The multiple of cash and non-cash dividends declared on the Common Stock to which holders of the Series A Preferred Stock are entitled, which shall be one thousand initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” In the event the Corporation shall at any time after April 17, 1998 (the “Rights Declaration Date”) (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii)           Notwithstanding anything else contained in this paragraph (A), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(B)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

Section 3.               Voting Rights.

In addition to any other voting rights required by law or the Articles of Organization, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, which shall initially be one thousand but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein, by law or by the Articles of Organization, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and the holders of shares of any other capital stock of this Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)           Except as otherwise required by applicable law, by the Articles of Organization or as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.               Certain Restrictions.

(A)          Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)            declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          except as permitted in subsection 4 (A) (iv) below, redeem, purchase or otherwise acquire for consideration shares of any stock ranking on parity (either as to dividends or upon liquidation dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)          purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subsection (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.               Reacquired Shares.

any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Articles of Organization.

Section 6.               Liquidation, Dissolution or Winding Up.

A)           Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (y) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Neither the consolidation nor merging of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7.               Consolidation, Merger, etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series A Preferred Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.               Redemption.

The shares of Series A Preferred Stock shall not be redeemable.

Section 9.               Ranking.

Unless otherwise provided in the Articles of Organization or a Certificate of Designation Establishing a Class of Stock relating to a subsequently-designated series of Preferred Stock of the Corporation, the Series A Preferred Stock shall rank junior to any other series of the Corporation’s Preferred Stock subsequently issued, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock.

Section 10.             Amendment.

The Articles of Organization and this Certificate of Designation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

Section 11.             Fractional Shares.

Series A Preferred Stock may be issued in whole shares or in any fraction of a share that is one one-thousandth of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth of a share or any integral multiple thereof. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the issuance of fractions of a share of Series A Preferred Stock in multiples of one-thousandth of a share shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SIGNED UNDER THE PENALTIES OF PERJURY, this 14th day of April, 1998.

/s/ Ralph S. Sheridan	President
Ralph S. Sheridan

/s/ Jeffrey A. Bernfeld	Clerk
Jeffrey A. Bernfeld

Exhibit II

CERTIFICATE OF DESIGNATION OF

SERIES A PREFERRED STOCK

1.             Designation and Amount.  The shares of such series shall be designated as “Series A Preferred Stock” (the “Series A Stock”), shall have a par value per share equal to $0.00 and the number of shares constituting such series shall be 10,000.  The number of shares of Series A Stock may be increased or decreased by a resolution duly adopted by the Board of Directors, but may not be decreased below the number of shares of Series A Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities convertible into Series A Stock.

2.             Dividends and Distributions.

2.1.          Dividend Preference.  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Stock with respect to dividends, the holders of shares of Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 8 hereof, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, $0.66 2/3 par value per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Stock.

2.2.          Timing of Dividend Declaration.  The Corporation shall declare a dividend or distribution on the Series A Stock as in Section 2.1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of or a subdivision with respect to Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Dates, a dividend of $1.00 per share on the Series A Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

2.3.          Dividends Cumulative.  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3.             Voting Rights.  The holders of shares of Series A Stock shall have the following voting rights:

(a)           Subject to the provision for adjustment set forth in Section 8 hereof, each share of Series A Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

(b)           Except as otherwise provided herein or required by applicable law, the holders of shares of Series A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)           Except as set forth herein or required by applicable law, holders of Series A Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.             Certain Restrictions.

4.1.          Restrictions.  Whenever quarterly dividends or other dividends or distributions payable on the Series A Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Stock outstanding shall have been paid in full, the Corporation shall not:

(a)           declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock;

(b)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except dividends paid ratably on the Series A Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(c)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (i) in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Stock or (ii) in accordance with Section 4.2; or

(d)           redeem or purchase or otherwise acquire for consideration any shares of Series A Stock, or any shares of stock ranking on a parity with the Series A Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the outstanding shares of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

4.2.          Subsidiaries.  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4.1, purchase or otherwise acquire such shares at such time and in such manner.

5.             Reacquired Shares.  Any shares of Series A Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

6.             Liquidation, Dissolution or Winding Up.

6.1.          Liquidation Preference.  Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or any other stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series A Stock unless, prior thereto, the holders of shares of Series A Stock shall have received $1,000.00 per share plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”).  Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Stock unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 6, any series of the Corporation’s Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (a) the Series A Liquidation Preference by (b) 1,000 (as appropriately adjusted as set forth in Section 8 hereof to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock; such number in this clause (b), as the same may be adjusted from time to time, is hereinafter referred to as the “Adjustment Number”).  In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any remaining assets shall be distributed ratably to the holders of Common Stock.  Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Stock and Common Stock, respectively, holders of shares of Series A Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of any remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Stock and Common Stock, on a per share basis, respectively.

6.2.          Insufficient Assets.  In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Stock, then any remaining assets shall be distributed ratably to the holders of the Series A Stock and the holders of such parity stock in proportion to their respective liquidation preferences.

6.3.          Deemed Liquidations Only for Cash.  None of the merger or consolidation of the Corporation into or with any other entity, the sale of all or substantially all of the property and assets of the Corporation or the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart from the assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

6.4.          Parity Upon Liquidation.  Each share of Series A Stock shall stand on a parity with each other share of Series A Stock or any other series of the same class of Preferred Stock upon voluntary or involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

7.             Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the outstanding shares of Series A Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 8 hereof) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8.             Certain Adjustments.  In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2.1, 2.2, 3(a), 6.1 and 7 hereof with respect to the multiple of (a) cash and non-cash dividends, (b) votes, (c) the Series A Liquidation Preference and (d) an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

9.             Ranking.  The Series A Stock shall rank pari passu with (or if determined by the Board of Directors in any vote establishing any other series of Preferred Stock, either senior and prior in preference to, or junior and subordinate to, as the case may be) each other series of Preferred Stock of the Corporation with respect to dividends and/or preference upon liquidation, dissolution or winding up.

10.           Redemption.  The shares of Series A Stock may be purchased by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Articles of Organization, as amended from time to time.

11.           Amendment.  The Articles of Organization of the Corporation, as amended from time to time, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Stock, voting together as a single class.

12.           Fractional Shares.  Series A Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Stock.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 17th day of April, 2008, at 4:00 p.m.

Effective date:                       April 17, 2008

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 10,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION

Contact Information:

Arthur Price

Ropes & Gray LLP

One International Place, Boston, MA 02110

Telephone: 617-951-7000

Email: arthur.price@ropesgray.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.